Exhibit 99.1
Avid Technology Announces Q4 and FY 2021 Results

$119.1 Million Q4 Revenue and Year-Over-Year Growth of 14.2% in Q4 and 13.7% in FY 2021

$34.1 Million Q4 Subscription Revenue and Year-Over-Year Growth of 38.8% in Q4 and 48.9% in FY 2021

$0.33 Q4 Net Income per Common Share and Year-Over-Year Growth of 106.3% in Q4 and 256.0% in FY 2021

$0.46 Q4 Non-GAAP Earnings per Share and Year-Over-Year Growth of 39.4% in Q4 and 92.3% in FY 2021

BURLINGTON, Mass., March 1, 2022 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Total revenue increased 14.2% year-over-year in the fourth quarter, led by enterprise and creative subscription growth as well as favorable demand for integrated solutions, continuing the sustained growth trend with four consecutive quarters of year over year revenue growth. During the fourth quarter, the recurring revenue components of the Company’s business remained strong with subscription revenue of $34.1 million, up 38.8% year-over-year, and subscription & maintenance revenue of $65.5 million, up 17.9% year-over-year.

The revenue growth, combined with an increased mix of higher-gross margin software subscription revenue and improving integrated solutions gross margin, resulted in fourth quarter Non-GAAP Earnings per Share of $0.46. This strong profitability resulted in net cash provided by operating activities of $27.1 million, and Free Cash Flow of $25.0 million in the fourth quarter.

For the full year 2021, Avid’s total revenue increased 13.7% to $409.9 million. Subscription revenue grew 48.9%, to $108.4 million, surpassing 26% of total revenue, up from 20% of total revenue in 2020. During 2021, the Company drove a 150 basis point increase in gross margin to 64.8%. The higher gross margin resulted in continued strong trends in profitability with net income per common share of $0.89 and Non-GAAP Earnings per Share of $1.25, an increase of 92.3% year-over-year. The strong profitability resulted in favorable cash generation with net cash provided by operating activities of $62.5 million and Free Cash Flow of $55.7 million, an increase of 64.4% year-over-year.

Fourth Quarter 2021 Financial and Business Highlights

•Subscription revenue was $34.1 million, an increase of 38.8% year-over-year.
•Paid Cloud-enabled software subscriptions increased by 28.3% year-over-year to approximately 410,600 at December 31, 2021 and increased by approximately 21,700 during the fourth quarter.
•Subscription and Maintenance revenue was $65.5 million, up 17.9% year-over-year.
•Total revenue was $119.1 million, an increase of 14.2% year-over-year.
•Gross margin was 65.8%, an increase of 310 basis points year-over-year. Non-GAAP Gross Margin was 66.2%, an increase of 310 basis points year-over-year.
•Operating expenses were $61.2 million, an increase of 12.2% year-over-year. Non-GAAP Operating Expenses were $55.8 million, an increase of 20.4% year-over-year.
•Net income was $15.2 million, an increase of 114.7% year-over-year. Non-GAAP Net Income was $20.9 million, an increase of 37.0% year-over-year.
•Adjusted EBITDA was $25.0 million, an increase of 15.3% year-over-year. Adjusted EBITDA Margin was 21.0%, an increase of 30 basis points year-over-year.
•Net income per common share was $0.33, an increase of 106.3% year-over-year. Non-GAAP Earnings per Share was $0.46, an increase of 39.4% year-over-year.

•Net cash provided by operating activities was $27.1 million in the quarter, an increase of $10.6 million compared to the prior quarter, but a decrease of ($3.6) million compared to the prior year period.
•Free Cash Flow was $25.0 million in the quarter, an increase of $11.0 million compared to the prior quarter, but a decrease of ($5.6) million compared to the prior year period.
•Repurchased 461,910 shares for $13.9 million during the fourth quarter, under the $115 million share repurchase authorization announced on September 9, 2021.

FY 2021 Financial and Business Highlights

•Subscription revenue was $108.4 million, an increase of 48.9% year-over-year.
•Subscription and Maintenance revenue was $230.9 million, an increase of 17.2% year-over-year.
•Total revenue was $409.9 million, an increase of 13.7% year-over-year.
•LTM Recurring Revenue represented 78.0% of the Company’s revenue for the year ended December 31, 2021, an increase of 380 basis points year-over-year.
•Gross margin was 64.8%, an increase of 150 basis points year-over-year. Non-GAAP Gross Margin was 65.3%, an increase of 160 basis points year-over-year.
•Operating expenses were $219.5 million, an increase of 11.6% year-over-year. Non-GAAP Operating Expenses were $200.4 million, an increase of 11.6% year-over-year.
•Net income was $41.4 million, an increase of 274.1% year-over-year. Non-GAAP Net Income was $57.9 million, an increase of 98.8% year-over-year.
•Adjusted EBITDA was $75.5 million, an increase of 28.7% year-over-year. Adjusted EBITDA Margin was 18.4%, an increase of 210 basis points year-over-year.
•Net income per common share was $0.89, an increase of 256.0% year-over-year. Non-GAAP Earnings per Share was $1.25, an increase of 92.3% year-over-year.
•Net cash provided by operating activities was $62.5 million in 2021, an increase of 58.0% year-over-year.
•Free Cash Flow was $55.7 million in 2021, an increase of 64.4% year-over-year.
•Annual Contract Value was $352.1 million at December 31, 2021, an increase of 17.1% year-over-year.
•Repurchased 874,085 shares for $25.1 million during 2021, under the $115 million share repurchase authorization announced on September 9, 2021.

Jeff Rosica, Avid’s CEO and President, stated, “We ended 2021 with strong fourth quarter performance and good momentum heading into 2022. During the fourth quarter, we continued to exceed our expectations for adoption of subscription solutions by our enterprise customers and we continued to see solid growth in subscriptions for our creative tools. This strength in our subscription business, combined with growing storage and audio integrated solutions revenue and stable maintenance revenue, allowed us to deliver continued improvement in profitability and strong Free Cash Flow.” Mr. Rosica added, “As we begin 2022, we continue to see strength across the end markets for our solutions, and we will continue to make selective investments in new products and innovation to enable Avid to continue delivering the industry-leading solutions that our customers depend on and to achieve our company strategy and our long-term growth and profitability targets.”

Ken Gayron, Executive Vice President and Chief Financial Officer of Avid, said, “We continued to make substantial progress in driving our higher gross margin subscription and maintenance revenue during the fourth quarter, which together accounted for 55% of our total revenue in the quarter. This growth, combined with improving integrated solutions gross margin, enabled us to deliver strong profitability and Free Cash Flow in the fourth quarter and positions us well as we enter 2022.” Mr. Gayron continued, “Additionally, given our strong Free Cash Flow and high confidence in our strategy and long-term model, and with the goal of enhancing shareholder returns, we continued to repurchase shares in the fourth quarter under the Company’s share repurchase program.”

First Quarter and Full Year 2022 Guidance
For the first quarter of 2022, Avid is providing guidance for Revenue, Subscription & Maintenance Revenue, Non-GAAP Earnings per Share, and Adjusted EBITDA. For the full year 2022, Avid is providing guidance for Revenue, Subscription & Maintenance Revenue, Non-GAAP Earnings per Share, Adjusted EBITDA, and Free Cash Flow.

($ in millions, except per share amounts) Q1 2022 Guidance
Revenue $100 – $106

Subscription & Maintenance Revenue $60 – $64

Non-GAAP Earnings per Share $0.30 – $0.38

Adjusted EBITDA $18.5 – $22.5

Q1 Non-GAAP Earnings per Share assumes 46.0 million shares outstanding

Full Year 2022 Guidance
Revenue $430 – $450

Subscription & Maintenance Revenue $266 – $274

Non-GAAP Earnings per Share $1.40 – $1.51

Adjusted EBITDA $84 – $94

Free Cash Flow $60 – $67

2022 Non-GAAP Earnings per Share assumes 46.2 million shares outstanding

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q4 and Full-Year 2021 Business Update presentation posted on Avid’s Investor Relations website at ir.avid.com.

Conference Call to Discuss Fourth Quarter and FY 2021 Results on March 1, 2022

Avid will host a conference call to discuss its financial results for the fourth quarter and FY 2021 on Tuesday, March 1, 2022 at 5:30 p.m. ET. Participants may join the webcast in listen-only mode and access the presentation slides using the link on the Avid Investor Relations website, which can be found on the Events & Presentations tab at ir.avid.com. Participants who would like to ask a question can access the call by dialing +1 646-828-8193 and referencing confirmation code 7636999. Please connect at least 15 minutes in advance to ensure a timely connection to the call. A replay of the call will also be available for a limited time and can be accessed on the Events & Presentations tab of the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Financial Measures and Operational Metrics

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, and Non-GAAP Earnings per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue, LTM Recurring Revenue % and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and the operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are included in the supplemental financial and operational data sheet available on our Investor Relations website at ir.Avid.com, which also includes definitions of all operational metrics.

This press release also includes expectations for future Adjusted EBITDA, Non-GAAP Earnings per Share and Free Cash Flow, which are forward-looking non-GAAP financial measures. Reconciliations of these forward-looking non-GAAP measures are not included in this press release or elsewhere, due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the estimation of the non-GAAP results, together with some of the excluded information not being ascertainable or accessible at this time. As a result, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Forward-Looking Statements

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; economic, social, and political instability, security concerns, and the risk of war or armed conflict, particularly in areas of heightened geopolitical tension and open conflict such as Ukraine where we have outsourced research and development activities; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, armed conflict and related sanctions, weather conditions, or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from armed conflict and related sanctions and the COVID-19 outbreak; the costs, disruption, and diversion of management's attention due to the COVID-19 outbreak; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

Avid Powers Greater Creators

People who create media for a living become greater creators with Avid’s award-winning technology solutions to make, manage and monetize today’s most celebrated video and audio content—from iconic movies and bingeworthy TV series, to network news and sports, to recorded music and the live stage. What began more than 30 years ago with our invention of nonlinear digital video editing has led to individual artists, creative teams and organizations everywhere subscribing to our powerful tools and collaborating securely in the cloud. We continue to re-imagine the many ways editors, musicians, producers, journalists and other content creators will bring their stories to life. Discover the possibilities at avid.com and join the conversation on social media with the multitude of brilliant creative people who choose Avid for a lifetime of success.

© 2022 Avid Technology, Inc., Avid and its logo are property of Avid. All rights reserved. Other trademarks are property of their respective owners.

Contacts

Investor contact: PR contact:
Whit Rappole Jim Sheehan
Avid Avid
ir@Avid.com jim.sheehan@Avid.com

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net revenues:
Subscriptions	$34,059	$24,539	$108,443	$72,831
Maintenance	31,414	30,985	122,411	124,175
Integrated solutions & other	53,591	48,777	179,090	163,460
Total net revenues	119,064	104,301	409,944	360,466

Cost of revenues:
Subscriptions	4,753	2,413	14,963	6,870
Maintenance	5,846	6,190	22,981	21,651
Integrated solutions & other	30,118	30,348	106,196	103,625
Total cost of revenues	40,717	38,951	144,140	132,146
Gross profit	78,347	65,350	265,804	228,320

Operating expenses:
Research and development	16,920	14,902	65,559	57,018
Marketing and selling	28,983	22,660	95,494	87,637
General and administrative	15,158	12,908	57,372	47,052
Restructuring costs, net	115	4,038	1,116	5,046
Total operating expenses	61,176	54,508	219,541	196,753

Operating income	17,171	10,842	46,263	31,567

Interest expense, net	(1,609)	(4,565)	(7,149)	(20,001)
Other income, net	389	636	4,841	868
Income before income taxes	15,951	6,913	43,955	12,434
Provision for income taxes	735	(174)	2,567	1,372
Net income	$15,216	$7,087	$41,388	$11,062

Net income per common share – basic	$0.34	$0.16	$0.92	$0.25
Net income per common share – diluted	$0.33	$0.16	$0.89	$0.25

Weighted-average common shares outstanding – basic	45,061	44,288	45,101	43,822
Weighted-average common shares outstanding – diluted	45,773	45,541	46,303	44,878

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP revenue
GAAP revenue	$119,064	$104,301	$409,944	$360,466

Non-GAAP Gross Profit
GAAP gross profit	$78,347	$65,350	$265,804	$228,320
Stock-based compensation	439	431	1,801	1,339
Non-GAAP Gross Profit	$78,786	$65,781	$267,605	$229,659
GAAP Gross Margin	65.8%	62.7%	64.8%	63.3%
Non-GAAP Gross Margin	66.2%	63.1%	65.3%	63.7%

Non-GAAP Operating Expenses
GAAP operating expenses	$61,176	$54,508	$219,541	$196,753
Less Amortization of intangible assets	(73)	(105)	(388)	(411)
Less Stock-based compensation	(3,208)	(2,101)	(12,681)	(9,325)
Less Restructuring costs, net	(115)	(4,038)	(1,116)	(5,046)
Less Acquisition, integration and other costs	(985)	(1,015)	(3,068)	(832)
Less Efficiency program costs	—	(886)	(48)	(1,331)
Less Digital Transformation costs	(1,028)	—	(1,836)	—
Less COVID-19 related expenses	—	(27)	(22)	(278)
Non-GAAP Operating Expenses	$55,767	$46,336	$200,382	$179,530

Non-GAAP Operating Income and Adjusted EBITDA
GAAP net income	$15,216	$7,087	$41,388	$11,062
Interest and other expense	1,220	3,929	2,308	19,133
Provision for income taxes	735	(174)	2,567	1,372
GAAP operating income	$17,171	$10,842	$46,263	$31,567
Amortization of intangible assets	73	105	388	411
Stock-based compensation	3,647	2,532	14,482	10,664
Restructuring costs, net	115	4,038	1,116	5,046
Acquisition, integration and other costs	985	1,015	3,068	832
Efficiency program costs	—	886	48	1,331
Digital Transformation costs	1,028	—	1,836	—
COVID-19 related expenses	—	27	22	278
Non-GAAP Operating Income	$23,019	$19,445	$67,223	$50,129
Depreciation	1,932	2,188	8,255	8,505
Adjusted EBITDA	$24,951	$21,633	75,478	58,634
GAAP net income margin	12.8%	6.8%	10.1%	3.1%
Adjusted EBITDA Margin	21.0%	20.7%	18.4%	16.3%

Non-GAAP Net Income
GAAP net income	$15,216	$7,087	$41,388	$11,062
Amortization of intangible assets	73	105	388	411
Stock-based compensation	3,647	2,532	14,482	10,664
Restructuring costs, net	115	4,038	1,116	5,046
Acquisition, integration and other costs	985	1,015	3,068	832
Efficiency program costs	—	886	48	1,331
Digital Transformation costs	1,028	—	1,836	—
Gain on forgiveness of PPP Loan	—	—	(7,800)	—
COVID-19 related expenses	—	27	22	278
Loss on extinguishment of debt	—	—	3,748	—
Tax impact of non-GAAP adjustments	(198)	(461)	(382)	(496)
Non-GAAP Net Income	$20,866	$15,229	$57,914	$29,128
Weighted-average common shares outstanding - basic	45,061	44,288	45,101	43,822
Weighted-average common shares outstanding - diluted	45,773	45,541	46,303	44,878
Non-GAAP Earnings Per Share - basic	$0.46	$0.34	$1.28	$0.66
Non-GAAP Earnings Per Share - diluted	$0.46	$0.33	$1.25	$0.65

Free Cash Flow
GAAP net cash provided by operating activities	$27,071	$30,704	$62,489	$39,555
Capital expenditures	(2,069)	$(73)	(6,819)	$(5,692)
Free Cash Flow	$25,002	$30,631	$55,670	$33,863
Free Cash Flow conversion of Adjusted EBITDA	100.2%	141.6%	73.8%	57.8%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$56,818	$79,899
Restricted cash	2,416	1,422
Accounts receivable, net of allowances of $1,456 and $1,478 at December 31, 2021 and 2020, respectively	77,046	78,614
Inventories	19,922	26,568
Prepaid expenses	5,464	6,044
Contract assets	18,903	18,579
Other current assets	1,953	2,366
Total current assets	182,522	213,492
Property and equipment, net	16,028	16,814
Goodwill	32,643	32,643
Right of use assets	24,143	29,430
Deferred tax assets, net	5,210	6,801
Other long-term assets	13,454	5,958
Total assets	$274,000	$305,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,854	$21,823
Accrued compensation and benefits	35,458	29,105
Accrued expenses and other current liabilities	37,552	42,264
Income taxes payable	868	1,664
Short-term debt	9,158	4,941
Deferred revenue	87,475	87,974
Total current liabilities	197,365	187,771
Long-term debt	160,806	202,759
Long-term deferred revenue	10,607	11,284
Long-term lease liabilities	23,379	28,462
Other long-term liabilities	5,917	7,786
Total liabilities	398,074	438,062

Stockholders’ deficit:
Common stock	455	442
Treasury stock	(25,090)	—
Additional paid-in capital	1,031,633	1,036,658
Accumulated deficit	(1,126,959)	(1,168,347)
Accumulated other comprehensive loss	(4,113)	(1,677)
Total stockholders’ deficit	(124,074)	(132,924)
Total liabilities and stockholders’ deficit	$274,000	$305,138

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income	$41,388	$11,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,254	8,505
Provision for doubtful accounts	694	1,298
Loss on extinguishment of debt	2,579	—
Stock-based compensation expense	13,737	10,664
Non-cash provision for restructuring	956	5,046
Non-cash interest expense	515	3,651
Gain on forgiveness of PPP loan	(7,800)	—
Unrealized foreign currency transaction (gains) losses	(2,101)	1,570
Provision for deferred taxes	1,591	827
Changes in operating assets and liabilities:
Accounts receivable	875	(6,124)
Inventories	6,646	2,598
Prepaid expenses and other assets	(1,156)	6,176
Accounts payable	5,032	(18,141)
Accrued expenses, compensation and benefits and other liabilities	69	10,432
Income taxes payable	(796)	(281)
Deferred revenue and contract assets	(7,994)	2,272
Net cash provided by operating activities	62,489	39,555

Cash flows from investing activities:
Purchases of property and equipment	(6,819)	(5,692)
Net cash used in investing activities	(6,819)	(5,692)

Cash flows from financing activities:
Proceeds from revolving line of credit	—	22,000
Repayment on revolving line of credit	—	(22,000)
Proceeds from long-term debt	180,000	7,800
Repayment of debt	(210,456)	(2,250)
Payments for repurchase of common stock	(24,787)	—
Payments for repurchase of outstanding notes	—	(28,867)
Proceeds from the issuance of common stock under employee stock plans	808	547
Common stock repurchases for tax withholdings for net settlement of equity awards	(19,557)	(2,365)
Prepayment penalty on extinguishment of debt	(1,169)	—
Partial unwind capped call cash receipt	—	875
Payments for credit facility issuance costs	(2,574)	(289)
Net cash used in by financing activities	(77,735)	(24,549)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,016)	1,748
Net (decrease) increase in cash, cash equivalents and restricted cash	(23,081)	11,062
Cash, cash equivalents and restricted cash at beginning of period	83,637	72,575
Cash, cash equivalents and restricted cash at end of period	$60,556	$83,637
Supplemental information:
Cash and cash equivalents	$56,818	$79,899
Restricted cash	$2,416	1,422
Restricted cash included in other long-term assets	$1,322	2,316
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$60,556	$83,637

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended December 31, 2021

	December 31,	September 30,	December 31,
	2021	2021	2020
Revenue Backlog*

Deferred Revenue	$98.1	$86.8	$99.3
Other Backlog	314.7	315.0	336.2
Total Revenue Backlog	$412.8	$401.8	$435.5

The expected timing of recognition of revenue backlog as of December 31, 2021 is as follows:

	2022	2023	2024	Thereafter	Total

Deferred Revenue	$87.4	$5.7	$2.9	$2.1	$98.1
Other Backlog	138.6	83.3	54.9	37.9	314.7
Total Revenue Backlog	$226.0	$89.0	$57.8	$40	$412.8

*A definition of Revenue Backlog is included in our Form 10-K and the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.